SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

CHITTENDEN CORPORATION

(Exact name of Registrant

as specified in charter)

Vermont	001-13769	03-0228404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Burlington Square, Burlington, Vermont	05401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 660-1410

Not Applicable

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 16, 2005, Chittenden Corporation’s board of directors authorized the Corporation to take the following action with respect to its non-qualified deferred compensation arrangements:

1.	The Supplemental Executive Cash Balance Restoration Plan (which generally provides for benefits in excess of what may be provided under the IRS limitations on benefits under Chittenden’s defined benefit plan) shall be amended effective December 31, 2005 to freeze participation and all future pay credits under the plan, and to merge all accounts under the plan into the Chittenden Corporation Supplemental Executive Savings Plan.

2.	The Chittenden Corporation Supplemental Executive Savings Plan (which generally provides for benefits in excess of what may be provided under the IRS limitations on benefits under Chittenden’s 401(k) plan) will be amended and restated to expand eligibility under such plan to include certain other members of senior management who were previously ineligible.

3.	The Directors’ Deferred Compensation Plan (which permits non-employee directors of Chittenden to defer their directors fees shall be amended to expand eligibility under such plan to include certain executive employees. The name of the Directors’ Plan will also be changed to the Chittenden Corporation Deferred Compensation Plan.

4.	To amend the foregoing plans to the extent necessary to comply with section 409A of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION (Registrant)

By:	/S/ F. SHELDON PRENTICE
Senior Vice President, General Counsel and Secretary

DATE: November 22, 2005